UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2018

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania		17011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 763-7064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

Harsco Corporation (the “Company”) announced the acquisition of the ALTEK Group in a press release dated May 29, 2018. The Company purchased ALTEK, on a debt and cash free basis, for £45 million cash, with the potential for up to £25 million in additional consideration over the next four years subject to the future financial performance of ALTEK. Targeted earnings are consistent with the growth and revenue figures noted in the press release and also anticipate that ALTEK attains operating margin percentages in the low-to-mid 20s over time, as operating efficiencies are realized and as ALTEK’s AluSalt™ business penetrates the market. ALTEK’s core business is expected to generate revenues of approximately $16 million and operating income of $3 million in year-one following the transaction, prior to any acquisition adjustments.  A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated May 29, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation
Date: May 29, 2018	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary